                                                                     Exhibit 4.2
                                                                     -----------
                         OUTDOOR COMMUNICATIONS, INC.

                                                                      Cusip No.:

No.                             $100,000,000

                      % SENIOR SUBORDINATED NOTE DUE 2007

          OUTDOOR COMMUNICATIONS, INC. promises to pay to              or
registered assigns upon surrender hereof the principal sum of One Hundred
Million Dollars ($100,000,000) on            , 2007.

Interest Payment Dates:             ,             .


                                        OUTDOOR COMMUNICATIONS, INC.

                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

Dated:

Certificate of Authentication

          This is one of the Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

                                        FIRST UNION NATIONAL BANK OF
                                        NORTH CAROLINA, as Trustee

                                        By:
                                           --------------------------------
                                           Authorized Signatory

                             (REVERSE OF SECURITY)

                         OUTDOOR COMMUNICATIONS, INC.

                      % SENIOR SUBORDINATED NOTE DUE 2007

                    1.  Interest.  OUTDOOR COMMUNICATIONS, INC., a Delaware
                        --------
          corporation (the "Company"), promises to pay to the registered holder of this Security, until the principal hereof is paid or duly provided for, interest on the principal amount set forth on the face of this
          Security at a rate of   % per annum.  Interest on the Securities will
                                    --- -----
          accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or
          duly provided for, from and including               through but
          excluding the date on which interest is paid or duly provided for.
          Interest shall be payable in arrears on each            and
          and at stated maturity, commencing             , 1998.  Interest will
          be computed on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and on overdue installments of interest will accrue at the rate of interest borne by this Security. Interest on any overdue principal or interest shall be payable on demand.

                    2.  Method of Payment.  The Company will pay interest on the
                        -----------------
          Securities (except defaulted interest) to the registered Holder of this Security. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds or interest by check payable in U.S. Legal Tender.

                    3.  Paying Agent.  Initially, First Union National Bank of
                        ------------
          North Carolina (the "Trustee") will act as a Paying Agent. The Company may change any Paying Agent without notice. Neither the Company nor any of its Affiliates may act as Paying Agent.

                    4.  Indenture and Guarantees.  The Company issued the
                        ------------------------
          Securities under an Indenture dated as of

                        , 1997 (the "Indenture") among the Company, the Guarantors named therein and the Trustee. This Security is one of an issue of Securities of the Company issued, or to be issued, under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. The Securities are senior obligations of the Company limited in aggregate principal amount to $100,000,000. The Securities are guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

                    5.  Subordination.  The Securities are subordinated to
                        -------------
          Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities, including, but not limited to, the payment of principal of, premium, if any, and interest on the Securities, and any other payment Obligation of the Company in respect of the Securities is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

                    6.  Optional Redemption.  The Company, at its option, may
                        -------------------
          redeem all or any of the Securities, in whole or in part, at any time
          on or after            , 2002, at the redemption prices (expressed as
          percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during
          the 12-month period beginning on             of the years indicated
          below:

     Year                                       Redemption Price
     ----                                       ----------------
     2002 ..................................               %
     2003 ..................................               %
     2004 ..................................               %
     2005 and thereafter....................         100.00%

                    7.  Mandatory Redemption.  Except as set forth in paragraph
                        --------------------
          8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

                    8.  Redemption upon Public Equity Offering.  Notwithstanding
                        --------------------------------------
          the foregoing, the Company may redeem in the aggregate up to one-third of the original principal amount of Securities at any time and from
          time to time prior to          , 2000 at a redemption price equal to
          % of the aggregate principal amount so redeemed, plus accrued interest to the redemption date, out of the Net Proceeds of one or more Public Equity Offerings (other than the Common Stock Offering); provided that
                                                                   --------
          at least two-thirds of the principal amount of Securities originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

                    9.  Notice of Redemption.  Notice of redemption will be
                        --------------------
          mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

                    10. Offers To Purchase.  The Indenture provides that upon
                        ------------------
          the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Securities in accordance with the procedures set forth in the Indenture.

                    11. Denominations.  The Securities are in registered form
                        -------------
          without coupons and only in denominations of $1,000 of principal amount and integral multiples thereof.

                    12. Persons Deemed Owners.  The registered Holder of this
                        ---------------------
          Security may be treated as the owner of this Security for all purposes.

                    13. Unclaimed Money.  If money for the payment of principal
                        ---------------
          or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company or a Guarantor, as the case may be, at its request. After that, Holders entitled to the money must look to the Company or a Guarantor for payment as general creditors unless an "abandoned property" law designates another Person.

                    14. Amendment, Supplement, Waiver, Etc.  The Company, any
                        ----------------------------------
          Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Securities, amend, waive or supplement the Indenture, the Securities or any Guarantee for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Securities or any Guarantee may be made by the Company, any Guarantor and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

                    15. Successor Corporation.  When a successor corporation
                        ---------------------
          assumes all the obligations of its predecessor under the Securities or a Guarantee, as the case may be, and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, except as provided in Article V, be released from those obligations.

                    16. Restrictive Covenants.  The Indenture contains certain
                        ---------------------
          covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                    17. Defaults and Remedies.  Events of Default are set forth
                        ---------------------
          in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in
          Section 6.1(a)(ix) or (x) of the Indenture with respect to the Company) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Securities may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare the Default Amount of and any accrued interest on all of the Securities to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(ix) or (x) of the Indenture occurs with respect to the Company, the Default Amount shall ipso facto become and
                                                           ---- -----
          be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Securities or any Guarantee except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Securities or any Guarantee. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of the Default Amount, principal or interest) if it determines that withholding notice is in their interests.

                    18. Trustee Dealings with the Company.  The Trustee, in its
                        ---------------------------------
          individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                    19. No Recourse Against Others.  A director, officer,
                        --------------------------
          employee, partner, stockholder or incorpora-tor, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any such Guarantor under the Indenture, the Securities or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and any Guarantee.

                    20. Discharge.  The Company's and any Guarantor's
                        ---------
          obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Legal Tender or U.S. Government Obligations sufficient to pay when due principal of and interest on the Securities to maturity or redemption, as the case may be.

                    21. Authentication.  This Security shall not be valid until
                        --------------
          the Trustee signs the certificate of authentication on the other side of this Security.

          The internal laws of the State of New York shall govern this Security without regard to principles of conflict of laws.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               OUTDOOR COMMUNICATIONS, INC.
               512 Taylor Street
               Corinth, MS  38834


               Attention:

                                ASSIGNMENT FORM


If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                    ----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint


--------------------------------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                Your Signature:
     -----------------------------                  ----------------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)

Signature Guarantee:
                    ------------------------------------------------------------

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Security purchased by the Company pursuant to
Section 4.13 or 4.15 of the Indenture, check the Box:  [_]

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, state the amount:


                                 $
                                  ------------


Date:                                Your Signature:
      ------------------------                       ---------------------------

Signature Guarantee:
                    ------------------------------------------------------------

                                   GUARANTEE
                                   ---------

          The undersigned hereby unconditionally guarantees on a senior unsecured basis to the Holder of this Security the payments of principal of and interest on this Security in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security,
Article XI of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XI of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          The internal laws of the State of New York shall govern this Guarantee without regard to principles of conflict of laws.

                                    OCI(N) CORP.

                                By:
                                   -----------------------------------
                                   Name:
                                   Title:


                                By:
                                   -----------------------------------
                                   Name:
                                   Title:

                                    OCI(S) CORP.

                                By:
                                   -----------------------------------
                                   Name:
                                   Title:


                                By:
                                   -----------------------------------
                                   Name:
                                   Title: